Exhibit 10.3

AMENDMENT AGREEMENT NO. 1

This AMENDMENT AGREEMENT NO. 1 (this “Amendment”) to the Preferred Stock Conversion Agreement (the “Conversion Agreement”) is made as of September 11, 2020, by and among Splash Beverage Group, Inc., a Nevada corporation (the “Company”) and ____________ (the “Holder”).

WHEREAS, the Company and Holder are parties to the Conversion Agreement accepted on the closing of the Merger, March 31, 2020;

WHEREAS, the Company and Holder wish to amend the Conversion Agreement as set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Conversion Agreement shall have the same meanings herein as in the Conversion Agreement.

2.  Amendment to Paragraph C. Paragraph C of the Conversion Agreement is hereby amended and restated in its entirety to read as follows:

“C. Upon completion of the Merger the Company will be a wholly owned subsidiary of Canfield Medical Supply Inc. (the “Parent”) and shareholders of the Company will own in the aggregate, on a fully diluted basis, after giving effect to conversions of all debt and preferred stock, and all outstanding options, warrants, and or other rights to acquire Company securities, not less than 85% of Parent, with the ability to receive an additional 1.25% of Parent (the “New Capital Bonus Shares”), for an aggregate total of 86.25% ownership of Parent, computed as of the date of Merger, if the post-Merger Parent is able to sell, issue and receive $9 million of additional debt and/or equity capital (through a public and/or private offering or offerings) no later than April 30, 2021) the Merger (the “New Capital”).The post-Merger Parent shall hereinafter be referred to as “SplashPM .”

3. Amendment to Paragraph 3. Paragraph 3 of the Conversion Agreement is hereby amended and restated in its entirety to read as follows:

“3. Restricted Stock; Piggyback Registration Rights. The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. At such time, if ever, that SplashPM determines to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to an offering for its own account, or the account of others under the Act, of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide employee benefit plans) (the “Registration Statement”), SplashPM shall send to Preferred Holder written notice of such determination and, if within 10 days after the date of receipt of such notice Preferred Holder shall so request in writing, SplashPM shall include in the Registration Statement all or any part of the Conversion Shares that Preferred Holder requests to be registered, provided however any Conversion Shares may be removed pro rata to the percentage of securities being removed by other selling shareholders whose shares are also covered by the Registration Statement (“Removed Conversion Shares”) if such removals are required to comply with any written comments from the SEC with respect to Rule 415 promulgated under the Act. The Company covenants to maintain the effectiveness of the Registration Statement, and of any registration statement filed thereafter which must include the Removed Conversion Shares if any (an “RCS Registration Statement”), by promptly preparing and filing post-effective amendments to the Registration Statement and RCS Registration Statement until all of the Conversion Shares and Removed Conversion Shares are sold. The registration rights granted herein shall remain in full effect and continue to extend to the Conversion Shares and Removed Conversion Shares until they are sold. All fees and costs of or incidental to any such registration statement shall be borne by the Company and SplashPM.”

Notwithstanding anything to the contrary herein, the Company will not be required to include any Conversion Shares on any registration statement if such Conversion Shares may be resold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, without volume limitation. For avoidance of doubt once the Conversion Shares may be sold under Rule 144 without volume limitation such Conversion Shares shall not be entitled to any registration rights pursuant to the Conversion Agreement (as amended) and the Company shall not be required to provide such Holder with the notice referenced in Paragraph 3.

 Notwithstanding anything contained herein, if the managing underwriter(s) of an offering being conducted by the Company advise(s) the Company and the Holder(s) of the Conversion Shares in writing that the aggregate number of shares of Common Stock to be sold by the Company or any other stockholder (other than a Holder), if any, and Conversion Shares requested to be included in the offering exceeds the amount that they believe could be sold without adversely affecting the offering, then the aggregate number of shares of Common Stock to be sold by the Company or any other stockholder (other than a Holder), if any, and Conversion Shares will be reduced to the amount recommended by such managing underwriter(s). For avoidance of doubt once the Conversion Shares may be sold under Rule 144 without volume limitation such Conversion Shares shall not be entitled to any registration rights pursuant to the Conversion Agreement (as amended) and the Company shall not be required to provide such Holder with the notice referenced in Paragraph 3.”

4. Counterparts. This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same documents. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

5. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided herein, all provisions, terms and conditions of the Conversion Agreement shall remain in full force and effect.

6. Governing Law and Venue. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Amendment or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in the City of Las Vegas, Clark County and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

IN WITNESS WHEREOF, the Company and ________________ have caused this Amendment to be executed as of the date first written above.

SPLASH BEVERAGE GROUP, INC.
(a Nevada corporation)

By:
Name: Dean Huge
Title: Chief Financial Officer

If to Noteholder:

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